Exhibit 10.1

INVESTMENT ADVISORY AGREEMENT
BETWEEN
FIRST EAGLE BDC, LLC
AND
FIRST EAGLE BDC ADVISER, LLC

This Investment Advisory Agreement (this “Agreement”) is made as of [  ], 2019, by and between First Eagle BDC, LLC, a Delaware limited liability company (the “Company”), and First Eagle BDC Adviser, LLC (the “Adviser”).

WHEREAS, the Company is a newly organized non-diversified, closed-end management investment company that intends to elect to be treated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (together with the rules promulgated thereunder, the “1940 Act”);

WHEREAS, the Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (together with the rules promulgated thereunder, the “Advisers Act”);

WHEREAS, the Company desires to retain the Adviser to provide investment advisory services to the Company in the manner and on the terms and conditions hereinafter set forth; and

WHEREAS, the Adviser is willing to provide investment advisory services to the Company in the manner and on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Adviser hereby agree as follows:

Section 1.                                           Duties of the Adviser.

(a)                                                                                 Retention of Adviser. The Company hereby appoints the Adviser to act as the investment adviser to the Company and to manage the investment and reinvestment of the assets of the Company, subject to the supervision of the board of directors of the Company (the “Board of Directors”), for the period and upon the terms herein set forth in accordance with:

(i)                                     the investment objective, policies and restrictions that are set forth in the Company’s Registration Statement on Form 10 or Form N-2, filed with the Securities and Exchange Commission (the “SEC”), as supplemented, amended or superseded from time to time, and in the Company’s confidential private placement memorandum dated [  ], 2019, as amended from time to time or as may otherwise be set forth in the Company’s periodic reports filed in compliance with the Securities Exchange Act of 1934, as amended, as applicable;

(ii)                                  during the term of this Agreement, all other applicable federal and state laws, rules and regulations, and the Company’s certificate of incorporation and bylaws, each as may be amended from time to time (the “Organizational Documents”);

(iii)                               such investment policies, directives, regulatory restrictions as the Company may from time to time establish and communicate to the Adviser in writing; and

(iv)                              the Company’s compliance policies and procedures as applicable to the Adviser and as administered by the Company’s chief compliance officer.

(b)                                 Responsibilities of Adviser. Without limiting the generality of the foregoing, the Adviser shall, during the term and subject to the provisions of this Agreement:

(i)                                     determine the composition and allocation of the Company’s investment portfolio, the nature and timing of any changes therein and the manner of implementing such changes;

(ii)                                  identify, evaluate and negotiate the structure of the investments made by the Company;

(iii)                               perform due diligence on prospective portfolio companies;

(iv)                              execute, close, service and monitor the Company’s investments;

(v)                                 determine the securities and other assets that the Company will purchase, retain or sell;

(vi)          arrange financings and borrowing facilities for the Company;

(vii)                           provide the Company with such other investment advisory, research and related services as the Company may, from time to time, reasonably require for the investment of its funds; and

(viii)                        to the extent permitted under the 1940 Act and the Advisers Act, on the Company’s behalf, and in coordination with any Sub-Adviser (as defined below) and any Administrator (as defined below), provide significant managerial assistance to those portfolio companies to which the Company is required to provide such assistance under the 1940 Act, including utilizing appropriate personnel of the Adviser to, among other things, monitor the operations of the Company’s portfolio companies, participate in board and management meetings, consult with and advise officers of portfolio companies and provide other organizational and financial consultation.

In addition, during the term of the Agreement, the Adviser shall be responsible for voting any proxies solicited by an issuer of securities held by the Company in the best interest of the Company and in accordance with the Adviser’s proxy voting policies and procedures, as they may be amended from time to time.  The Company has been provided with a copy of the Adviser’s proxy voting policies and procedures and has been informed as to how it can obtain further information from the Adviser about proxy voting activities undertaken on behalf of the Company.  The Adviser shall be responsible for reporting the Company’s proxy voting activities as required through periodic filings on Form N-PX.

(c)                                  Power and Authority. To facilitate the Adviser’s performance of these undertakings, but subject to the restrictions contained herein, the Company hereby delegates to the Adviser (which power and authority may be delegated by the Adviser to one or more Sub-

Advisers), and the Adviser hereby accepts, the power and authority to act on behalf of the Company to effectuate investment decisions for the Company, including the negotiation, execution and delivery of all documents relating to the Company’s investments and the placing of orders for other purchase or sale transactions on behalf of the Company. If the Company determines to issue debt or pursue other financing (or to refinance existing debt or other financing), the Adviser will use commercially reasonable efforts to arrange for such financing on the Company’s behalf, subject to the oversight and/or approval of the Board of Directors. If it is necessary for the Adviser to make investments or obtain financing on behalf of the Company through a special purpose vehicle, the Adviser will have authority to create, or arrange for the creation of, such special purpose vehicle and to make investments or obtain financing through such special purpose vehicle in accordance with applicable law. The power and authority of the Adviser under this Agreement with respect to the Company shall also apply with respect to any special purpose vehicle or subsidiary of the Company.  The Company also grants to the Adviser power and authority to engage in all activities and transactions (and anything incidental thereto) that the Adviser deems, in its sole discretion, appropriate, necessary or advisable to carry out its duties pursuant to this Agreement.

(d)                                 Acceptance of Appointment. The Adviser hereby accepts such appointment and agrees during the term hereof to render the services described herein for the compensation provided herein, subject to the limitations contained herein.

(e)                                  Sub-Advisers. The Adviser is hereby authorized to enter into one or more sub-advisory agreements (each, as may be amended from time to time in accordance with its terms, a “Sub-Advisory Agreement”) with other investment advisers (each a “Sub-Adviser”) pursuant to which the Adviser may obtain the services of the Sub-Adviser(s) to assist the Adviser in fulfilling its responsibilities hereunder, subject to the oversight of the Adviser and/or the Company, with the scope of such services and oversight to be set forth in each Sub-Advisory Agreement.

(i)                                     The Adviser and not the Company will be responsible for any compensation payable to any Sub-Adviser; provided, however, that the Adviser will have the right to direct the Company to pay directly any Sub-Adviser the amounts due and payable to such Sub-Adviser from the fees and expenses otherwise payable to the Adviser under this Agreement.

(ii)                                  Any Sub-Advisory Agreement entered into by the Adviser will be in accordance with the requirements of the 1940 Act and the Advisers Act, including without limitation, the requirements of the 1940 Act relating to Board of Directors and Company shareholder approval thereunder, and other applicable federal and state law.

(f)                                   Status of the Adviser. The Adviser shall for all purposes be an independent contractor and not an employee of the Company, nor shall anything herein be construed as making the Company a partner or co-venturer with the Adviser or any of its Affiliates or clients.  The Adviser shall have no authority to act for, represent, bind or obligate the Company except as specifically provided herein.

(g)                                  Record Retention. Subject to review by and the overall control of the Board of Directors, the Adviser will maintain and keep all books, accounts and other records of the Adviser that relate to activities performed by the Adviser hereunder as required under the 1940 Act and the Advisers Act. The Adviser agrees that all records that it maintains and keeps for the Company will at all times remain the property of the Company, will be readily accessible during normal business hours, and will be promptly surrendered to the Company upon the termination of this Agreement or otherwise on written request by the Company. The Adviser further agrees that the records that it maintains and keeps for the Company will be preserved in the manner and for the periods prescribed by the 1940 Act, unless any such records are earlier surrendered as provided above. The Adviser will have the right to retain copies, or originals where required by Rule 204-2 promulgated under the Advisers Act, of such records to the extent required by applicable law. The Adviser will maintain records of the locations where books, accounts and records are maintained among the persons and entities providing services directly or indirectly to the Adviser or the Company.

Section 2.                                           Expenses Payable by the Company.

(a)                                 Adviser Personnel. All investment personnel of the Adviser, when and to the extent engaged in providing investment advisory services and managerial assistance hereunder, and the compensation and routine overhead expenses of such personnel allocable to such services, will be provided and paid for by the Adviser and not by the Company.

(b)                                 Company’s Costs. Subject to the limitations on expense reimbursement of the Adviser as set forth in Sections 2(a) and (c), the Company, either directly or through reimbursement to the Adviser, will bear all costs and expenses of its investment operations and its investment transactions, including fees, costs and expenses relating to: the Company’s initial organization costs and operating costs incurred prior to the filing of its election to be treated as a BDC; the costs associated with any offerings of the Company’s securities; costs of obtaining ratings on the Company’s investments; calculating individual asset values and the Company’s net asset value (including the cost and expenses of any third-party valuation services); out-of-pocket expenses, including travel expenses, incurred by the Adviser, or members of its investment team, or payable to third parties in performing due diligence on prospective portfolio companies and, if necessary, enforcing the Company’s rights; the Base Management Fee (as defined below) and any incentive fees payable under this Agreement; certain costs and expenses relating to distributions paid on the Company’s shares; administration fees payable under the administration agreement, by and between the Company and State Street Bank and Trust Company (the “Administrator”), dated as of the date hereof (as may be amended from time to time in accordance with its terms, the “Administration Agreement”) and any sub-administration agreements, including related expenses; debt service and other costs of borrowings or other financing arrangements, including structuring expenses, legal costs and rating agency fees; reimbursement of expenses under the administrative support agreement, by and among the Company, First Eagle Investment

Management, LLC and First Eagle Private Credit, LLC, for providing certain additional administrative, accounting, operations, compliance and other services, including providing managerial assistance to those portfolio companies that request it(for clarity, other than investment personnel costs as covered in Section 2(a) above); amounts payable to third parties relating to, or associated with, making or holding investments, including placement fees, structuring expenses and legal costs; cost and expenses relating to any special purpose vehicles held by the Company; transfer agent and custodial fees; costs of hedging; commissions and other compensation payable to brokers or dealers; federal and state registration fees; U.S. federal, state and local taxes; fees and expenses of directors that are not affiliated with the Adviser; costs of preparing financial statements and maintaining books and records, costs of preparing tax returns, costs of compliance with the Sarbanes-Oxley Act of 2002, as amended (“Sarbanes-Oxley”), and attestation and costs of filing reports or other documents with the SEC (or other regulatory bodies) and other reporting and compliance costs, including registration and listing fees, and the compensation of professionals responsible for the preparation or review of the foregoing; the costs of any reports, proxy statements or other notices to the Company’s shareholders (including printing and mailing costs), the costs of any shareholders’ meetings and the compensation of investor relations personnel responsible for the preparation of the foregoing and related matters; the costs of specialty and custom software expense for monitoring risk, compliance and overall investments; the Company’s fidelity bond; any necessary insurance premiums; costs incurred in connection with any claim, litigation, arbitration, mediation, government investigation or dispute in connection with the business of the Company and the amount of any judgment or settlement paid in connection therewith, or the enforcement of the Company’s rights against any person and indemnification or contribution expenses payable by the Company to any person and other extraordinary expenses not incurred in the ordinary course of the Company’s business; and direct fees and expenses associated with independent audits, agency, consulting, information technology and legal costs.  The Adviser will not be required to pay expenses of activities which are required in order to sell shares of the Company, including, but not limited to, all costs and expenses associated with the preparation and distribution of an offering memorandum, a subscription agreement, if applicable, a registration statement or a shareholder application form.

For avoidance of doubt, it is agreed and understood that, from time to time, the Adviser or its Affiliates (as defined below) may pay amounts or bear costs properly constituting Company expenses as set forth herein or otherwise and that the Company shall reimburse the Adviser or its Affiliates for all such costs and expenses that have been paid by the Adviser or its Affiliates on behalf of the Company.

(c)                                  Portfolio Company’s Compensation. In certain circumstances the Adviser, any Sub-Adviser, or any of their respective Affiliates, may receive compensation from a portfolio company, in connection with the Company’s investment in such portfolio company. Any compensation received by the Adviser, Sub-Adviser, or any of their respective Affiliates, attributable to the Company’s investment in any portfolio company, in excess of any of the limitations in, or exemptions granted from, the 1940 Act, any interpretation thereof by the staff of the SEC, or the conditions set forth in any exemptive relief granted to the Adviser, any Sub-Adviser or the Company by the SEC, shall be delivered promptly to the Company. Half of any compensation retained by the Sub-Adviser, or any of its Affiliates, and not delivered to the Company pursuant to the previous sentence, shall be delivered promptly to the Adviser; likewise, half of any compensation retained by the Adviser, or any of its Affiliates, and not delivered to the Company pursuant to the previous sentence shall be delivered promptly to the Sub-Adviser.

Section 3.                                           Compensation of the Adviser.

The Company agrees to pay, and the Adviser agrees to accept, as compensation for the services provided by the Adviser hereunder, a base management fee (“Base Management Fee”) and following a Listing (as defined below), an incentive fee (“Incentive Fee”), as hereinafter set forth. Any of the fees payable to the Adviser under this Agreement for any partial calendar quarter will be appropriately prorated based on the actual number of days elapsed during such partial quarter as a fraction of the number of days in the relevant calendar year. The fees payable to the Adviser as set forth in this Agreement will be calculated using a detailed calculation policy and procedures approved by the Adviser and the Board of Directors, including a majority of the Directors who are not parties to this Agreement or “interested persons” (as such term is defined in Section 2(a)(19) of the 1940 Act) of any such party (“Independent Directors”), and will be consistent with the calculation of such fees as set forth in this Section.  For clarity, no Incentive Fee will accrue or be payable prior to a Listing.

(a)                                 Base Management Fee. The Base Management Fee is calculated at an annual rate of 0.75% of the Company’s gross average assets (excluding cash and cash equivalents), including assets purchased with borrowed funds or other forms of leverage. After a Listing, the Base Management Fee will be increased and calculated at an annual rate of 1.25% of the Company’s gross average assets (excluding cash and cash equivalents), including assets purchased with borrowed funds or other forms of leverage. The Base Management Fee is payable quarterly in arrears and is calculated based on the average value of the Company’s gross assets at the end of the two most recently completed calendar quarters, and appropriately adjusted for any share issuances or repurchases during the current calendar quarter. The determination of gross assets will reflect changes in the fair market value of portfolio investments reflecting both realized and unrealized capital appreciation. No management fee will be charged on committed but undrawn assets. Base Management Fees for any partial month or quarter will be appropriately pro-rated (based on the number of days actually elapsed at the end of such partial month or quarter relative to the total number of days in such month or quarter). For purposes of this Agreement, the “Listing” means the listing of shares of the Company’s common stock on a national securities exchange.

(b)                                 Incentive Fee.  The Incentive Fee shall consist of two parts, as follows:

(i)                                     One part will be calculated and payable quarterly in arrears based on the Pre-Incentive Fee Net Investment Income for the immediately preceding calendar quarter (the “Income Incentive Fee”). For this purpose, the “Pre-Incentive Fee Net Investment Income” means the Company’s interest income, distribution income and any other income (including any other fees, such as commitment, origination, structuring, diligence and consulting fees or other fees that the Company receives from portfolio companies but excluding fees for providing managerial assistance) accrued during each calendar quarter, minus the Company’s operating expenses for such quarter (including the base management fee, expenses payable under the Administration Agreement and Administrative Support Agreement and any interest expense and distributions paid on any issued and outstanding debt or preferred stock, but excluding the incentive fee). Pre-incentive fee net investment income includes, in the case of investments with a deferred interest feature (such as market discount, original issue discount, debt instruments with payment-in-kind interest, preferred stock with payment-in-kind dividends and zero-coupon securities), accrued income that the Company has not yet received in cash.  Pre-Incentive Fee Net Investment Income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation.

Pre-Incentive Fee Net Investment Income, expressed as a percentage of the value of the Company’s net assets at the end of the immediately preceding calendar quarter, will be compared to a “hurdle rate” of 1.75% per quarter (7% annualized).  The Company will pay the Adviser an Income Incentive Fee with respect to the Company’s Pre-Incentive Fee Net Investment Income in each calendar quarter as follows: (1) no Income Incentive Fee in any calendar quarter in which the Company’s Pre-Incentive Fee Net Investment Income does not exceed the hurdle rate, (2) 50% of the Company’s Pre-Incentive Fee Net Investment Income with respect to that portion of such Pre-Incentive Fee Net Investment Income, if any, that exceeds the hurdle rate but is less than 2.5% in any calendar quarter, and (3) 15% of the amount of the Company’s Pre-Incentive Fee Net Investment Income, if any, that exceeds 2.5% in any calendar quarter.

The portion of such Income Incentive Fee that is attributable to deferred interest (such as payment-in-kind interest or original issue discount) will be paid to the Adviser, together with any other interest accrued on the loan from the date of deferral to the date of payment, only if and to the extent the Company actually receives such interest in cash, and any accrual thereof will be reversed if and to the extent such interest is reversed in connection with any write-off or similar treatment of the investment giving rise to any deferred interest accrual.

These calculations will be appropriately pro-rated for any period of less than three months and adjusted for any share issuances or repurchases during the current quarter.

(ii)                                  The second part of the Incentive Fee (the “Capital Gains Incentive Fee”) will be determined and payable in arrears as of the end of each fiscal year following a Listing (or upon termination of this Agreement as set forth below), and will equal 15% of the Company’s cumulative aggregate realized capital gains, if any, commencing on the date of a Listing through the end of that fiscal year, computed net of the Company’s cumulative aggregate realized capital losses and the Company’s aggregate unrealized capital depreciation through the end of such year, less the aggregate amount of any previously paid Capital Gains Incentive Fees.  For clarity, with respect to the first fiscal year for which the Capital Gains Incentive Fee is payable hereunder, the fee will be calculated on a cumulative basis for the period starting from the date of a Listing (the “Commencement Date”) through the end of that first fiscal year.  In the event that this Agreement shall terminate following a Listing as of a date that is not a fiscal year end, the termination date shall be treated as though it were a fiscal year end for purposes of calculating and paying a Capital Gains Incentive Fee.  The Company shall accrue the Capital Gains Incentive Fee if, on a cumulative basis, the sum of the aggregate realized capital gains or losses, as applicable, plus the aggregate unrealized capital depreciation, in each case following the Commencement Date, is positive.  For this purpose, cumulative aggregate realized capital gains, if any, equals the sum of the differences, if positive, between the net sales price of each investment, when sold, and the cost of such investment.  Cumulative aggregate realized capital losses equals the sum of the amounts by which the net sales price of each investment, when sold, is less than the cost of such investment.  Aggregate unrealized capital depreciation equals the sum of the difference, if negative, between the valuation of each investment as of the applicable calculation date and the cost of such investment.  If this number is positive at the end of such year, then the capital gains incentive fee for such year will equal 15% of such amount, less the aggregate amount of any capital gains incentive fees paid in respect of our portfolio in all prior years as calculated in accordance with the above.

(c)                                  Waiver or Deferral of Fees.

The Adviser will have the right to elect to waive or defer all or a portion of the Base Management Fee and Incentive Fee that would otherwise be paid to it. Prior to the payment of any fee to the Adviser, the Company will obtain written instructions from the Adviser with respect to any waiver or deferral of any portion of such fees. Any portion of a deferred fee payable to the Adviser and not paid over to the Adviser with respect to any calendar quarter or year will be deferred without interest and may be paid over in any such other quarter prior to the termination of this Agreement, as the Adviser may determine upon written notice to the Company.

Section 4.                                           Covenant of the Adviser.

The Adviser covenants that it is registered as an investment adviser under the Advisers Act on the effective date of this Agreement as set forth in Section 9 herein, and will maintain such registration until the expiration or termination of this Agreement. The Adviser agrees that its activities will at all times comply in all material respects with all applicable federal and state laws governing its operations and investments.

Section 5.                                           Brokerage Commissions.

The Adviser is hereby authorized, to the fullest extent now or hereafter permitted by law, to cause the Company to pay a member of a national securities exchange, broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of such exchange, broker or dealer would have charged for effecting that transaction, if the Adviser determines in good faith, taking into account factors, including without limitation, price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution, and operational facilities of the firm and the firm’s risk and skill in positioning blocks of securities, that such amount of commission is reasonable in relation to the value of the brokerage and/or research services provided by such member, broker or dealer, viewed in terms of either that particular transaction or its overall responsibilities with respect to the Company’s portfolio, and is consistent with the Adviser’s duty to seek the best execution on behalf of the Company. Notwithstanding the foregoing, with regard to transactions with or for the benefit of the Company, the Adviser may not pay any commission or receive any rebates or give-ups, nor participate in any business arrangements which would circumvent this restriction.

Section 6.                                           Non-Exclusivity.

The services of the Adviser to the Company are not exclusive, and the Adviser may engage in any other business or render similar or different services to others including, without limitation, the direct or indirect sponsorship or management of other investment-based accounts or commingled pools of capital, however structured, having investment objectives similar to or different from those of the Company, and nothing in this Agreement will limit or restrict the right of any officer, director, shareholder (and their shareholders or members, including the owners of their shareholders or members), officer or employee of the Adviser to engage in any other business or to devote his or her time and attention in part to any other business, whether of a similar or dissimilar nature, or to receive any fees or compensation in connection therewith (including fees for serving as a director of, or providing consulting services to, one or more of the Company’s portfolio companies, subject to applicable law). The Adviser assumes no responsibility under this Agreement other than to render the services set forth herein.

Section 7.                                           Indemnification.

(a)                                 Indemnification. Subject to Section 8, the Adviser, any Sub-Adviser, each of their directors, trustees, officers, shareholders or members (and their shareholders or members, including the owners of their shareholders or members), agents, employees, controlling persons (as determined under the 1940 Act (“Controlling Persons”)) and any other person or entity Affiliated with, or acting on behalf of, the Adviser or Sub-Adviser (each an “Indemnified Party” and, collectively, the “Indemnified Parties”) will not be liable to the Company for any action taken or omitted to be taken by the Adviser or any Sub-Adviser in connection with the performance of any of their duties or obligations under this Agreement or otherwise as an investment adviser of the Company (except to the extent specified in Section 36(b) of the 1940 Act concerning loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services), and the Company will indemnify, defend and protect the Indemnified Parties (each of whom will be deemed a third party beneficiary hereof) and hold them harmless from and against all losses, damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) (“Losses”) incurred by the Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Company or its security holders) arising out of or otherwise based upon the performance of any of the Indemnified Parties’ duties or obligations under this Agreement, any Sub-Advisory Agreement, or otherwise as an investment adviser of the Company to the extent such Losses are not fully reimbursed by insurance and otherwise to the fullest extent such indemnification would not be inconsistent with the Organizational Documents, the 1940 Act, the laws of the State of Delaware and other applicable law.

(b)                                 The Adviser will indemnify the Company, and its Affiliates and Controlling Persons, for any Losses that the Company or its Affiliates and Controlling Persons may sustain as a result of the Adviser’s willful misfeasance, bad faith, gross negligence, reckless disregard of its duties hereunder or violation of applicable law, including the federal and state securities laws.

Section 8.                                           Limitation on Indemnification.

Notwithstanding Section 7(a) to the contrary, nothing contained herein will protect or be deemed to protect any of the Indemnified Parties against, or entitle or be deemed to entitle any of the Indemnified Parties to indemnification in respect of, any Losses to the Company or its security holders to which the Indemnified Parties would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the Adviser’s or Sub-Adviser’s duties or by reason of the reckless disregard of the Adviser’s or Sub-Adviser’s duties and obligations under this Agreement or any Sub-Advisory Agreement (to the extent applicable, as the same will be determined in accordance with the 1940 Act and any interpretations or guidance by the SEC or its staff thereunder).

In addition, notwithstanding any of the foregoing to the contrary, the provisions of Section 7 and this Section 8 will not be construed so as to provide for the indemnification of any Indemnified Party for any liability (including liability under federal securities laws which, under certain circumstances, impose liability even on persons that act in good faith), to the extent (but only to the extent) that such indemnification would be in violation of applicable law, but will be construed so as to effectuate the provisions of Section 7 and this Section 8 to the fullest extent permitted by law.

Section 9.                                           Effectiveness, Duration and Termination of Agreement.

(a)                                 Term and Effectiveness. This Agreement will become effective as of the first date written above. Once effective, this Agreement will remain in effect for two years, and thereafter will continue automatically for successive one-year periods; provided that such continuance is specifically approved at least annually by: (i) the vote of the Board of Directors, or by the vote of a majority of the outstanding voting securities of the Company (as “majority” is defined in Section 2(a)(42) of the 1940 Act)  and (ii) the vote of a majority of the Independent Directors, in accordance with the requirements of the 1940 Act.

(b)                                 Termination. This Agreement may be terminated at any time, without the payment of any penalty, (i) by the Company upon 60 days’ prior written notice to the Adviser: (A) upon the vote of a majority of the outstanding voting securities of the Company or (B) by the vote of the Independent Directors; or (ii) by the Adviser upon not less than 60 days’ prior written notice to the Company. This Agreement will automatically terminate in the event of its “assignment” (as such term is defined for purposes of construing Section 15(a)(4) of the 1940 Act). The provisions of Sections 7, 8 and 9 will remain in full force and effect, and the Adviser will remain entitled to the benefits thereof, notwithstanding any termination of this Agreement. Further, notwithstanding the termination or expiration of this Agreement as aforesaid, the Adviser will be entitled to any amounts owed to it under Section 3 through the date of termination or expiration and Sections 7, 8 and 9 will continue in force and effect and apply to the Adviser and its representatives as and to the extent applicable.

Section 10.                                    Notices.

Any notice, consent or other communication made or given in connection with this Agreement shall be in writing and shall be deemed to have been duly given when delivered by hand, email or five (5) days after mailed by certified mail, return receipt requested, as follows:

If to the Adviser:

David O’Connor

c/o First Eagle Investment Management, LLC

1345 Avenue of the Americas

New York, NY 10105

With a copy (which copy shall not constitute notice) to:

Thomas J. Friedmann

Dechert LLP

One International Place

100 Oliver Street, 40th Floor

Boston, MA 02110

If to the Company:

Timothy J. Conway

c/o First Eagle Investment Management, LLC

1345 Avenue of the Americas

New York, NY 10105

With a copy (which copy shall not constitute notice) to:

Thomas J. Friedmann

Dechert LLP

One International Place

100 Oliver Street, 40th Floor

Boston, MA 02110

Section 11.                                    Amendments.

No provision of this Agreement may be amended, modified, waived or discharged except as agreed to in writing by the parties; provided that the consent of the Company is required to be obtained in conformity with the requirements of the 1940 Act.  The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver thereof or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

Section 12.                                    Severability.

If any provision of this Agreement, or the application of any provision to any person or circumstance, shall be held to be inconsistent with any present or future law, ruling, rule or regulation of any court or governmental or regulatory authority having jurisdiction over the subject matter hereof, such provision shall be deemed to be rescinded or modified in accordance with such law, ruling, rule or regulation, and the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it shall be held inconsistent, shall not be affected thereby.

Section 13.                                    Counterparts.

This Agreement may be executed in counterparts, each of which will be deemed to be an original copy and all of which together will constitute one and the same instrument binding on all parties hereto, notwithstanding that all parties will not have signed the same counterpart.

Section 14.                                    Governing Law.

Notwithstanding the place where this Agreement may be executed by either of the parties hereto, the parties expressly agree that all terms and provisions hereof shall be governed by, and construed in accordance with, the internal laws of the State of New York applicable to contracts made and wholly performed, and to transactions wholly consummated, within that State.

Notwithstanding the place where this Agreement may be executed by any of the parties hereto and the provisions of Sections 9 and 10 hereof, this Agreement will be construed in accordance with the laws of the State of New York. For so long as the Company is regulated as a BDC under the 1940 Act, this Agreement will also be construed in accordance with the applicable provisions of the 1940 Act and the Advisers Act. In such case, to the extent the applicable laws of the State of Delaware or any of the provisions herein conflict with the provisions of the 1940 Act or the Advisers Act, the 1940 Act and the Advisers Act will control.

Section 15.                                    Third Party Beneficiaries.

Except for any Sub-Adviser (with respect to Sections 7 and 8) and any Indemnified Party (with respect to Section 7), such Sub-Adviser and the Indemnified Parties each being an intended beneficiary of the applicable sections of this Agreement, this Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein express or implied will give or be construed to give to any person, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

Section 16.                                    Entire Agreement.

This Agreement contains the entire agreement of the parties and supersedes all prior agreements, understandings and arrangements with respect to the subject matter hereof.

Section 17.                                    Survival.

The provisions of Sections 2(c), 7, 8, 9, 10, 11, 12, 14, 15, this 17 and 18 will survive termination of this Agreement.

Section 18.                                    Confidentiality.

The parties hereto agree that each shall treat confidentially all information provided by each party to the other regarding its business and operations. All confidential information provided by a party hereto, including nonpublic personal information (regulated pursuant to Regulation S-P of the SEC), shall be used by any other party hereto solely for the purpose of rendering services pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to any third party, without the prior consent of such providing party. The foregoing shall not be applicable to any information that is publicly available when provided or thereafter becomes publicly available when provided or thereafter becomes publicly available other than through a breach of this Agreement, or that is required to be disclosed by any regulatory authority, any authority or legal counsel of the parties hereto, by judicial or administrative process, or otherwise by applicable law or regulation.  If the Adviser ceases to act as the Company’s investment adviser, or, in any event, if the Adviser so requests in writing, the

Company agrees to take all necessary action to change the name of the Company and its subsidiaries, as applicable, to a name not including the term “First Eagle”. The Adviser may from time to time make available without charge to the Company for its use such marks or symbols not owned by the Adviser, including the logo or marks or symbols containing the term “First Eagle” or any variation thereof, as the Adviser may consider appropriate. Any such marks or symbols so made available will remain the Adviser’s property and the Adviser shall have the right, upon notice in writing, to require the Company to cease the use of such mark or symbol at any time.

Section 19.                                    Insurance.

The Company will acquire and maintain a directors and officers liability insurance policy or similar insurance policy, which may name the Adviser and any Sub-Adviser each as an additional insured party (each an “Additional Insured Party” and collectively the “Additional Insured Parties”). Such insurance policy will include reasonable coverage from a reputable insurer. The Company will make all premium payments required to maintain such policy in full force and effect; provided, however, each Additional Insured Party, if any, will pay to the Company, in advance of the due date of such premium, its allocated share of the premium. Irrespective of whether the Adviser and any Sub-Adviser is a named Additional Insured Party on such policy, the Company will provide the Adviser and any Sub-Adviser with written notice upon receipt of any notice of: (a) any default under such policy; (b) any pending or threatened termination, cancellation or non-renewal of such policy or (c) any coverage limitation or reduction with respect to such policy. The foregoing provisions of this Section 19 notwithstanding, the Company will not be required to acquire or maintain any insurance policy to the extent that the same is not available upon commercially reasonable pricing terms or at all, as determined in good faith by the required majority (as defined in Section 57(o) of the 1940 Act) of the Board of Directors.

(signature page follows)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date above written.

FIRST EAGLE BDC, LLC
a Delaware limited liability company

By:
Name:
Title:

FIRST EAGLE BDC ADVISER LLC
a Delaware limited liability company

By:
Name:
Title: